Exhibit 99.1

News Release

Graham Corporation 20 Florence Avenue Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Announces Transfer of Its Common Stock Listing to the New York Stock Exchange

BATAVIA, NY, April 21, 2014 – Graham Corporation (NYSE MKT: GHM) (“Graham” or the “Company”), a global business that engineers, manufactures, and sells critical equipment for the oil refining, petrochemical and power industries, and also supplies components and raw materials for nuclear energy facilities, announced that it will transfer the listing of its common shares to the New York Stock Exchange (“NYSE”) from the NYSE MKT. The Company expects its shares to begin trading on the NYSE on or about May 2, 2014, under its current ticker symbol (GHM). Until that time, trading of Graham’s common shares will continue on the NYSE MKT.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “The move to the NYSE was a planned milestone along our strategic journey. We deemed this to be the right time to elevate our stature in the public markets. We believe that an NYSE listing extends Graham’s brand value by providing increased visibility to a broader group of investors, as we continue to deliver solid financial performance and value for our shareholders.”

ABOUT GRAHAM CORPORATION

With world-renowned engineering expertise in vacuum and heat transfer technology, Graham Corporation is a global designer, manufacturer and supplier of custom-engineered ejectors, pumps, condensers, vacuum systems and heat exchangers. For more than 75 years, Graham has built a reputation for top quality, reliable products and high-standards of customer service. Sold either as components or complete system solutions, the principal markets for Graham’s equipment are energy, including oil and gas refining and nuclear and other power generation, chemical/petrochemical and other process industries. In addition, Graham’s equipment can be found in diverse applications, such as metal refining, pulp and paper processing, shipbuilding, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning, and in nuclear power installations, both inside the reactor vessel and outside the containment vessel.

Graham Corporation’s subsidiary Energy Steel & Supply Co. is a leading code fabrication and specialty machining company dedicated exclusively to the nuclear power industry.

Graham Corporation’s reach spans the globe. Its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “goal,” “anticipates,” “target,” “potential,” “believes,” “appears,” “could,” “plan,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future are forward-looking statements, including but not limited to: the benefits of listing the Company’s common stock on the NYSE, the current and future economic environments affecting Graham Corporation and the markets it serves; expectations regarding investments in new projects by customers; sources of revenue and anticipated revenue, including the contribution from the growth of new products, services and markets; expectations regarding achievement of revenue and profitability expectations; plans for future products and services and for enhancements to existing products and services; operations in foreign countries; Graham Corporation’s ability to continue to pursue its acquisition and growth strategy; the ability to expand nuclear power work, including into new markets; the ability to successfully execute existing contracts; estimates regarding liquidity and capital requirements; the timing of conversion of backlog to sales; the ability to attract or retain customers; the outcome of any existing or future litigation; and the ability to increase productivity and capacity. Because they are forward-looking, they should be

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Graham Corporation Announces Transfer of Its Common Stock Listing to the New York Stock Exchange

April 21, 2014

evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President—Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
Email: jglajch@graham-mfg.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

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